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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration Statement of Veritas DGC Inc. on Form S-8 of our report dated October 10, 1996, appearing in the Annual Report on Form 10-K for the year ended July 31, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
September 14, 1999